             As filed with the Securities and Exchange Commission
                               on June 18, 1997

                                                          Registration No. 33-
===============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                   ----------------------------------------

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                   ----------------------------------------

                    GOLDEN BOOKS FAMILY ENTERTAINMENT, INC.
-------------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)

          Delaware                                           06-1104930
-------------------------------                          -------------------
(State or other jurisdiction of                           (I.R.S. Employer
incorporation or organization)                           Identification No.)

                  850 Third Avenue, New York, New York 10022
              ---------------------------------------------------
              (Address of Principal Executive Offices) (Zip Code)

                    GOLDEN BOOKS FAMILY ENTERTAINMENT, INC.
                            1995 STOCK OPTION PLAN
                            ----------------------
                           (Full Title of the Plan)

                                Philip Galanes
                                General Counsel
                    GOLDEN BOOKS FAMILY ENTERTAINMENT, INC.
                               850 Third Avenue
                           New York, New York 10022
                                                   (212) 583-6700
           (Name, Address and Telephone Number of Agent for Service)

                                   Copy to:
                               Andre Weiss, Esq.
                           Schulte Roth & Zabel LLP
                               900 Third Avenue
                           New York, New York 10022

===============================================================================


                        CALCULATION OF REGISTRATION FEE


                                                 Proposed                Proposed
       Title of                                   Maximum                Maximum                Amount of
     Securities to       Amount to be         Offering Price            Aggregate             Registration
     be Registered     Registered             Per Share (1)         Offering Price (1)             Fee
     -------------     ----------------       ---------------       ------------------        ------------

     Common Stock,         5,750,000              $11.36               $65,310,028             $19,790.92
       par value            shares
    $.01 per share

===============================================================================
---------------------------------
(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended (the "Securities Act"), based on (1) the aggregate of the exercise prices ($47,227,840) at which all 4,243,151 options outstanding under the Plan may be exercised, plus (2) the average of the high and low prices of the Common Stock, as reported on The
         Nasdaq National Market on June 11, 1997 ($12), multiplied by the 1,506,849 shares that remain available for grant under the Plan.

                               EXPLANATORY NOTE


                  Pursuant to General Instruction C of Form S-8, this Registration Statement contains a prospectus meeting the requirements of Part I of Form S-3 relating to reofferings by certain persons of shares of common stock, par value $.01 per share (the "Common Stock"), of Golden Books Family Entertainment, Inc. to be acquired pursuant to the 1995 Stock Option Plan (the "Plan").

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

                  The documents containing information specified in Part I of Form S-8 will be sent or given to employees participating in the Plan as specified by Rule 428(b)(1) of the Securities Act. Those documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


                  Item 3.  Incorporation of Documents By Reference.

                  The following documents which have been filed by Golden Books Family Entertainment, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") are incorporated in this Registration Statement by reference:

                  1. The Company's Annual Report on Form 10-K for the fiscal year ended December 28, 1996, as amended by the Company on Form 10-K/A, filed on April 3, 1997.

                  2. The Company's Quarterly Report on Form 10-Q for the quarter ended March 29, 1997.

                  3. The Company's Notice of Annual Meeting of Stockholders and Proxy Statement for its Annual Meeting of Stockholders held on May 13, 1997.

                  4. The description of the Common Stock contained in Amendment No. 1 to the Company's Registration Statement on Form S-3 (Commission File Number 333-14335) filed with the Commission on January 8, 1997, including any amendments or reports filed for the purpose of updating such description.

                  All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in and to be a part of this Registration Statement from the date of filing of such reports and documents.

                  Item 4.      Description of Securities.

                  Not Applicable.

                  Item 5.      Interests of Named Experts and Counsel.

Legal Opinion.

                  The legality of the issuance of the Common Stock being registered hereby is being passed upon by Schulte Roth & Zabel LLP, 900 Third Avenue, New York, New York 10022, counsel for the Company.

Experts.

                  The consolidated financial statements of Golden Books Family Entertainment, Inc. and Subsidiaries (formerly Western Publishing Group, Inc. and Subsidiaries) (the "Company") appearing in the Company's Annual Report, as amended (Form 10-K), at December 28, 1996, and for the eleven months then ended, have been audited by Ernst & Young LLP, independent auditors, and at February 3, 1996, and for each of the two years in the period ended February 3, 1996, by Deloitte & Touche LLP, independent auditors, as set forth in their respective reports thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.

                  Item 6.      Indemnification of Directors and Officers.

Limitation of Directors' Liability.

                  The Delaware General Corporation Law ("DGCL") provides that a corporation's certificate of incorporation may include a provision limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. However, no such provision can eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of the law, (iii) under Section 174 of the DGCL, which relates to liability for unlawful payments of dividends or unlawful stock repurchases or redemptions, (iv) for any transaction from which the director derived an improper personal benefit or (v) for any act or omission prior to the adoption of such a provision in the certificate of incorporation. The Company's Certificate of Incorporation contains a provision eliminating the personal liability for monetary damages of its directors to the full extent permitted under the DGCL.

Indemnification and Insurance.

                  The DGCL contains provisions setting forth conditions under which a corporation may indemnify its directors and officers. The Company's By-laws provides that a director or officer who is a party to any action, suit or proceeding shall be entitled to be indemnified by the Company to the extent permitted by the DGCL against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred by such director or officer in connection with such action, suit or proceeding. The Company maintains an officers' and directors' liability insurance policy which provides coverage to the officers and directors of the Company for certain liabilities.

                  Item 7.      Exemption from Registration Claimed.

                  Not Applicable.

                  Item 8.      Exhibits.

                  The following is a complete list of exhibits filed as a part of this Registration Statement:

     Exhibit No.        Document

         4 Golden Books Family Entertainment, Inc. 1995 Stock Option Plan, as amended

         5 Opinion of Schulte Roth & Zabel LLP re legality of original issuance of shares of Common Stock being registered

         23.1           Consent of Ernst & Young LLP

         23.2           Consent of Deloitte & Touche LLP

         23.3           Consent of Schulte Roth & Zabel LLP (included in
                        Exhibit 5)

         24 Powers of Attorney (see pages II-1 and II-2 of this Registration Statement)

                  Item 9.      Undertakings.

                  A.       The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)      To include any prospectus required by
Section 10(a)(3) of the Securities Act;

                           (ii)     To reflect in the prospectus any facts or
events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                           (iii)    To include any material information with
respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 18th day of June, 1997.


                                GOLDEN BOOKS FAMILY ENTERTAINMENT, INC.


                                By:   /s/ Philip Galanes
                                     -------------------
                                          Philip Galanes
                                          General Counsel


                               POWER OF ATTORNEY


                  The Registrant and each person whose signature appears below hereby appoint Philip E. Rowley and Philip Galanes, and each of them, as their attorneys-in-fact, with full power of substitution, to execute in their names and on behalf of the Registrant and each such person, individually and in each capacity stated below, one or more amendments (including post-effective amendments) to this Registration Statement as the attorney-in-fact shall from time to time deem appropriate and to file any such amendment to this Registration Statement with the Securities and Exchange Commission.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated, on this 18th day of June, 1997.

Name and Signature                  Title
------------------                  -----

/s/ Richard E. Snyder      Chairman of the Board of Directors and
----------------------     Chief Executive Officer
Richard E. Snyder          (Principal Executive Officer)



/s/ Philip E. Rowley       Executive Vice President and Chief
--------------------       Financial Officer (Principal Financial and
Philip E. Rowley           Accounting Officer)



/s/ Eric Ellenbogen        Director
-------------------
Eric Ellenbogen


/s/ Linda L. Janklow       Director
--------------------
Linda L. Janklow


/s/ Marshall Rose          Director
-----------------
Marshall Rose


/s/ David A. Tanner        Director
-------------------
David A. Tanner


/s/ John L. Vogelstein     Director
----------------------
John L. Vogelstein

                                 EXHIBIT INDEX


Exhibit No.       Document                                    Page
-----------       --------                                    ----

     4            Golden Books Family Entertainment
                  Inc. 1995 Stock Option Plan, as
                  amended

     5            Opinion of Schulte Roth & Zabel LLP
                  re legality of original
                  issuance of shares of
                  Common Stock being
                  registered

     23.1         Consent of Ernst & Young LLP

     23.2         Consent of Deloitte & Touche LLP

     23.3         Consent of Schulte Roth & Zabel LLP
                  (included in Exhibit 5)

     24           Powers of Attorney (see
                  pages II-1 and II-2 of this
                  Registration Statement)